UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 1, 2022

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

AIM ImmunoTech Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 1.01 Entry into a Material Definitive Agreement.

Please see Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, after review and approval by the Board of Directors, the Company entered into a consulting agreement with Foresite Advisors, LLC, a company wholly-owned by Robert Dickey IV, pursuant to which Mr. Dickey will serve as the Company’s new Chief Financial Officer effective April 4, 2022.

Mr. Dickey has more than 25 years of experience of C-suite financial leadership for life science and medical device companies, both private and public, ranging from preclinical development to commercial operations and across a variety of disease areas and medical technologies. Earlier in his career, Mr. Dickey spent 18 years in investment banking, primarily at Lehman Brothers, with a background split between mergers and acquisitions and capital markets transactions. Mr. Dickey was a senior vice president of the Company from 2008 until 2013.

The initial term of the agreement is for one year and it can be renewed thereafter upon the mutual consent of the parties. The agreement can be terminated by either party upon 60 days’ prior written notice if not for “Cause” (as defined in the agreement) or upon 30 days’ prior written notice if for Cause. Pursuant to the consulting agreement, Mr. Dickey will be compensated at $375 per hour.

There are no family relationships between Mr. Dickey and the Company’s directors, executive officers or persons nominated or charged by us to become directors or executive officers. There was no transaction during the last two years, or any proposed transactions, to which the Company was or is to be a party, in which Mr. Dickey had or is to have a direct or indirect material interest.

On March 1, 2022, the Company entered into a consulting agreement with Ellen Lintal, who will step down as the Company’s Chief Financial Officer on April 4, 2022. Pursuant to the agreement, Ms. Lintal will transition to serve as a consultant to the Company and will provide accounting and financial services as directed by the Company. The agreement terminates on December 31, 2022, unless extended by mutual agreement of the parties. The agreement can be terminated by either party upon 60 days’ prior written notice if not for “Cause” (as defined in the agreement) or upon 30 days’ prior written notice if for Cause. Ms. Lintal will assist Mr. Dickey in the transition.

On March 3, 2022, the Company issued a press release regarding Mr. Dickey’s appointment and Ms. Lintal’s new position with the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

Cautionary Statement

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate” and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Among other things, for those statements, we claim the protection of safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release Dated March 3, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM IMMUNOTECH INC.

March 3, 2022	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO